                            CERTIFICATE OF FORMATION

                                       OF

                         TORTOISE TOTAL RETURN FUND, LLC

     This Certificate of Formation of Tortoise Total Return Fund, LLC, dated May
16, 2007, is being duly executed and filed by Steven F. Carman, as an authorized person, to form a limited liability company under the Delaware Limited Liability
Company Act.

     1.   The name of the limited  liability  company  formed hereby is Tortoise
          Total Return Fund, LLC.

     2.   The  address of its  registered  office in the State of  Delaware  is:
          Corporation  Trust  Center,   1209  Orange  Street,  in  the  City  of
          Wilmington,  Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

     3.   This  Certificate of Formation shall be effective upon filing with the
          Delaware Secretary of State.

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Formation as of the date first above written.

                                       -----------------------------------------
                                       Steven F. Carman